HEI Exhibit 99

NEWS RELEASE
November 9, 2023
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS THIRD QUARTER 2023 RESULTS

3Q23 Net Income of $41.1M and Diluted Earnings Per Share (EPS) of $0.37
$27.6M of Pre-tax Maui Wildfire-Related Expenses
Core Businesses Performing Well
Solid Credit Quality and Capital Position at ASB

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2023 of $41.1 million and EPS of $0.37 compared to $62.1 million and EPS of $0.57 for the third quarter of 2022. Core net income and core EPS1 for the third quarter were $61.5 million and $0.56, respectively.
“Our hearts are with the people of Maui, and we remain committed to supporting the recovery and rebuild effort. We have a long road ahead as we work towards recovery and restoration, and we can only be successful by working closely together as a community,” said Scott Seu, HEI president and CEO.
“Yesterday Governor Green announced a multi-phase initiative to support Maui’s recovery, protect our communities against future extreme weather events and ensure that as a state we can attract the capital needed to keep our communities safe and our state on the path to a sustainable future. The first phase of the initiative is focused on providing an option for families who have lost a loved one and those who were severely injured in the Maui fire to receive payments to support their healing. This is just the start of a process, and we look forward to working with the Governor, the County of Maui, Kamehameha Schools and others in our communities to help address the many tragic impacts of the Maui wildfires.
“Separate from the events on August 8th, the fundamentals of our businesses remain strong. While we had utility equipment damage and lost the ASB branch in Lahaina, both our
1 Core net income and core earnings per share are non-GAAP measures which exclude Maui wildfire-related after-tax costs. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related reconciliations.

utility and bank have made the necessary adjustments to continue serving the people of Maui at a time when they most need us.”
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Hawaiian Electric’s net income for the third quarter of 2023 was $43.5 million, compared to $49.8 million in the third quarter of 2022, with the decrease primarily driven by the following after-tax items:
•$11 million higher revenues, including $7 million from the annual revenue adjustment mechanism, $3 million from the fossil fuel cost risk-sharing mechanism and $1 million from the major project interim recovery mechanism; and
•$2 million higher allowance for funds used during construction (AFUDC) related to increased capital expenditures.
These items were offset by the following after-tax items:
•$17 million in higher operations and maintenance expenses, including $10 million of incremental costs related to the Maui windstorm and wildfires. The remaining $7 million increase in O&M included higher transmission and distribution maintenance, higher customer support costs and higher overhaul costs; and
•$2 million higher interest expense due to increased borrowings.
Hawaiian Electric’s core net income3 for the third quarter of 2023 was $53.8 million, excluding incremental after-tax Maui windstorm and wildfire-related expenses.
AMERICAN SAVINGS BANK EARNINGS
ASB’s third quarter 2023 net income was $11.4 million, compared to $20.2 million in the second quarter of 2023 and $20.8 million in the third quarter of 2022. The decrease in net income compared to the linked and prior year quarters was primarily due to pre-tax Maui wildfire-related costs of $8.6 million—including $5.9 million of additional credit reserves—as well as lower net interest income. Core net income3 for the third quarter of 2023 was $17.6 million.
Total earning assets as of September 30, 2023 were $9.3 billion, up approximately 1.7% from December 31, 2022.
Total loans were $6.2 billion as of September 30, 2023, up 3.6% from December 31, 2022, primarily reflecting growth in the commercial real estate and residential mortgage portfolios.
2 Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.
3 Refer to footnote 1.

Total deposits were $8.2 billion as of September 30, 2023, an increase of 0.7% from December 31, 2022. Core deposits declined 5.1%, while certificates of deposit increased 71.8%. As of September 30, 2023, 87% of deposits were F.D.I.C. insured or fully collateralized, up slightly from 86% as of June 30, 2023, with approximately 77% of deposits F.D.I.C. insured. For the third quarter of 2023, the average cost of funds was 1.02%, up 19 basis points versus the linked quarter and up 89 basis points versus the prior year quarter.
ASB’s return on average equity was 9.2%, compared to 16.2% in the linked quarter and 15.1% in the third quarter of 2022. Return on average assets was 0.47% for the third quarter of 2023, compared to 0.84% in the linked quarter and 0.89% in the prior year quarter. Excluding Maui wildfire-related costs, core returns on average equity and average assets4 were 14.3% and 0.73%, respectively.
In the third quarter of 2023, ASB paid dividends of $14.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.7% as of September 30, 2023.
Please refer to ASB’s news release issued on October 30, 2023 for additional information on ASB.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $13.7 million in the third quarter of 2023 compared to $8.4 million in the third quarter of 2022. The higher net loss compared to the prior year quarter was primarily due to $3.8 million of after-tax wildfire-related expenses, lower Pacific Current asset performance and higher interest expense. Core net loss5 for the third quarter of 2023 was $9.9 million.
WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2023 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and 2023 earnings guidance and outlook today at 11:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two
4 Core returns on average equity and average assets are non-GAAP measures which exclude Maui wildfire-related after-tax costs. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation
5 Refer to footnote 1.

hours after the event through November 23, 2023. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
NON-GAAP MEASURES
Core net income is a non-GAAP measure which excludes Maui wildfire-related after-tax costs. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related GAAP reconciliations at the end of this release.
FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2022, HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements and (i) extreme weather events, including windstorms and other natural disasters, particularly those driven or exacerbated by climate change, which could increase the risk of the Utilities’ equipment being damaged, becoming inoperable or contributing to a wildfire; (ii) the impact of the Maui windstorm and wildfires including the potential liabilities from the many lawsuits filed against the Company and potential regulatory penalties which may result in significant costs that may be unrecoverable through insurance and/or rates; (iii) an increase in insurance premiums and the inability to fully recover premiums through rates or the potential inability to obtain wildfire and general liability insurance coverage at reasonable rates, if available at all; (iv) the uncertainties surrounding the Company’s access to capital and credit markets due to the uncertainties associated with the costs related to the Maui windstorm and wildfires; (v) the material reduction or extended delay in dividends or other distributions from one or more operating subsidiaries to HEI; (vi) further downgrades by securities rating agencies in their ratings of the securities of HEI and Hawaiian Electric and their impact on results of financing efforts; (vii) the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the Utilities’ transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits), and the risks associated with the operation of transmission and distribution assets and power generation facilities, including public and employee safety issues, and assets causing or contributing to wildfires. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues
Electric utility	$794,987	$955,971	$2,419,539	$2,483,636
Bank	100,974	81,411	291,716	231,850
Other	5,912	4,815	14,540	7,386
Total revenues	901,873	1,042,197	2,725,795	2,722,872
Expenses
Electric utility	723,629	876,922	2,198,681	2,259,838
Bank	88,415	54,311	230,769	152,797
Other	14,718	8,849	34,737	22,178
Total expenses	826,762	940,082	2,464,187	2,434,813
Operating income (loss)
Electric utility	71,358	79,049	220,858	223,798
Bank	12,559	27,100	60,947	79,053
Other	(8,806)	(4,034)	(20,197)	(14,792)
Total operating income	75,111	102,115	261,608	288,059
Retirement defined benefits credit—other than service costs	1,256	1,039	3,561	3,528
Interest expense, net—other than on deposit liabilities and other bank borrowings	(32,629)	(26,626)	(91,259)	(75,940)
Allowance for borrowed funds used during construction	1,372	825	3,798	2,401
Allowance for equity funds used during construction	4,000	2,552	11,073	7,431
Gain on sales of equity-method investment	—	—	—	8,123
Income before income taxes	49,110	79,905	188,781	233,602
Income taxes	7,521	17,352	36,915	48,395
Net income	41,589	62,553	151,866	185,207
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$41,118	$62,082	$150,449	$183,790
Basic earnings per common share	$0.37	$0.57	$1.37	$1.68
Diluted earnings per common share	$0.37	$0.57	$1.37	$1.68
Dividends declared per common share	$0.36	$0.35	$1.08	$1.05
Weighted-average number of common shares outstanding	109,728	109,470	109,606	109,421
Weighted-average shares assuming dilution	109,917	109,705	109,932	109,712
Net income (loss) for common stock by segment
Electric utility	$43,461	$49,764	$135,769	$140,308
Bank	11,365	20,756	50,131	62,092
Other	(13,708)	(8,438)	(35,451)	(18,610)
Net income for common stock	$41,118	$62,082	$150,449	$183,790
Comprehensive income (loss) attributable to HEI	$6,243	$(33,930)	$128,453	$(117,221)
Return on average common equity (%) (twelve months ended)			9.5	10.5

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2023	2022	2023	2022
Revenues	$794,987	$955,971	$2,419,539	$2,483,636
Expenses
Fuel oil	267,438	383,602	881,692	874,543
Purchased power	177,795	225,209	498,990	606,827
Other operation and maintenance	142,508	121,110	407,184	371,259
Depreciation	61,165	58,711	182,781	175,921
Taxes, other than income taxes	74,723	88,290	228,034	231,288
Total expenses	723,629	876,922	2,198,681	2,259,838
Operating income	71,358	79,049	220,858	223,798
Allowance for equity funds used during construction	4,000	2,552	11,073	7,431
Retirement defined benefits credit—other than service costs	1,132	895	3,227	2,876
Interest expense and other charges, net	(22,447)	(19,609)	(63,565)	(56,735)
Allowance for borrowed funds used during construction	1,372	825	3,798	2,401
Income before income taxes	55,415	63,712	175,391	179,771
Income taxes	11,456	13,450	38,126	37,967
Net income	43,959	50,262	137,265	141,804
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	43,731	50,034	136,579	141,118
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$43,461	$49,764	$135,769	$140,308
Comprehensive income attributable to Hawaiian Electric	$43,384	$49,872	$135,603	$140,518
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,624	1,655	4,534	4,609
Hawaii Electric Light	268	269	771	784
Maui Electric	265	288	782	807
	2,157	2,212	6,087	6,200
Average fuel oil cost per barrel	$111.51	$166.79	$124.70	$137.23
Return on average common equity (%) (twelve months ended)[1]			7.9	8.1
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Interest and dividend income
Interest and fees on loans	$71,540	$67,966	$53,365	$204,348	$147,499
Interest and dividends on investment securities	14,096	13,775	15,052	42,508	43,729
Total interest and dividend income	85,636	81,741	68,417	246,856	191,228
Interest expense
Interest on deposit liabilities	14,446	9,661	1,704	30,944	3,572
Interest on other borrowings	8,598	8,852	1,055	25,171	1,199
Total interest expense	23,044	18,513	2,759	56,115	4,771
Net interest income	62,592	63,228	65,658	190,741	186,457
Provision for credit losses	8,835	43	(186)	10,053	(692)
Net interest income after provision for credit losses	53,757	63,185	65,844	180,688	187,149
Noninterest income
Fees from other financial services	4,703	5,009	4,763	14,391	15,066
Fee income on deposit liabilities	4,924	4,504	4,879	14,027	14,122
Fee income on other financial products	2,440	2,768	2,416	7,952	7,663
Bank-owned life insurance	2,303	1,955	122	5,683	661
Mortgage banking income	341	230	181	701	1,630
Gain on sale of real estate	—	495	—	495	1,002
Other income, net	627	678	633	2,106	1,480
Total noninterest income	15,338	15,639	12,994	45,355	41,624
Noninterest expense
Compensation and employee benefits	29,902	29,394	28,597	89,500	83,478
Occupancy	5,154	5,539	5,577	16,281	16,996
Data processing	5,133	5,095	4,509	15,240	13,144
Services	3,627	2,689	2,751	8,911	7,712
Equipment	3,125	2,957	2,432	8,728	7,163
Office supplies, printing and postage	1,022	1,109	1,123	3,296	3,256
Marketing	984	834	925	2,834	2,877
Other expense	7,399	6,152	5,643	19,742	14,542
Total noninterest expense	56,346	53,769	51,557	164,532	149,168
Income before income taxes	12,749	25,055	27,281	61,511	79,605
Income taxes	1,384	4,851	6,525	11,380	17,513
Net income	$11,365	$20,204	$20,756	$50,131	$62,092
Comprehensive income (loss)	$(22,866)	$12,994	$(78,186)	$27,120	$(248,126)
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.47	0.84	0.89	0.70	0.90
Return on average equity	9.19	16.20	15.11	13.62	13.65
Return on average tangible common equity	11.02	19.40	17.77	16.36	15.79
Net interest margin	2.70	2.75	2.96	2.77	2.87
Efficiency ratio	72.30	68.18	65.55	69.69	65.40
Net charge-offs to average loans outstanding	0.07	0.14	0.03	0.11	0.01
As of period end
Nonaccrual loans to loans receivable held for investment	0.16	0.22	0.35
Allowance for credit losses to loans outstanding	1.23	1.13	1.24
Tangible common equity to tangible assets	3.9	4.3	4.0
Tier-1 leverage ratio	7.7	7.8	7.7
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$14.0	$11.0	$5.0	$39.0	$32.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI, Hawaiian Electric and ASB management use certain non-GAAP measures to evaluate the performance of HEI, the utility and bank. Management believes these non-GAAP measures provide useful information regarding the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for adjusted diluted EPS (for HEI consolidated); return on average common equity (for HEI consolidated and Hawaiian Electric); and returns on average equity, average tangible equity and average assets (for ASB).
The reconciling adjustments from GAAP1 earnings to core earnings are limited to the costs related to the recent Maui wildfires. Management does not consider these items to be representative of the company’s fundamental core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

(in thousands)	Three months ended September 30, 2023	Nine months ended September 30, 2023
Maui wildfire-related costs
Pretax expenses:
Legal expenses	$10,751	$10,751
Outside services expenses	6,134	6,134
Provision for credit losses	5,900	5,900
Other expenses	3,842	3,842
Interest expenses	955	955
Pretax expenses	27,582	27,582
Income tax benefits[2]	(7,192)	(7,192)
After-tax expenses	$20,390	$20,390
HEI consolidated net income
GAAP net income (as reported)	$41,118	$150,449
Excluding special items related to the Maui wildfire (after tax):
Legal expenses	7,977	7,977
Outside services expenses	4,546	4,546
Provision for credit losses	4,319	4,319
Other expenses	2,839	2,839
Interest expenses	709	709
Maui wildfire-related cost (after tax)	20,390	20,390
Non-GAAP (core) net income	$61,508	$170,839
GAAP Diluted earnings per share (as reported)	$0.37	$1.37
Non-GAAP (core) Diluted earnings per share	$0.56	$1.55

	Twelve months ended September 30, 2023	Twelve months ended September 30, 2022
Ratios (%)
Based on GAAP[1]
Return on average equity	9.5	10.5
Based on Non-GAAP (core)
Return on average equity	10.4	10.5
1 Accounting principles generally accepted in the United States of America
2 Current year composite statutory tax rate of 25.75% is used for Utility and corporate amounts and current year composite statutory tax rate of 26.80% is used for ASB amounts.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) are included in “Expenses-Other” and interest expense is included in “Interest expense, net—other than on deposit liabilities and other bank borrowings” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities and Bank tables below for more detail.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

(in thousands)	Three months ended September 30, 2023	Nine months ended September 30, 2023
Maui windstorm and wildfire-related costs
Pretax expenses:
Legal expenses[2]	$6,251	$6,251
Outside services expenses[2]	4,706	4,706
Other expenses[2]	2,482	2,482
Interest expenses[3]	503	503
Pretax expenses	13,942	13,942
Income tax benefits[4]	(3,590)	(3,590)
After-tax expenses	$10,352	$10,352

Hawaiian Electric consolidated net income
GAAP net income (as reported)	$43,461	$135,769
Excluding special items related to the Maui windstorm and wildfires (after tax):
Legal expenses	4,641	4,641
Outside services expenses	3,494	3,494
Other expenses	1,843	1,843
Interest expenses	374	374
Maui windstorm and wildfire-related cost (after tax)	10,352	10,352
Non-GAAP (core) net income	$53,813	$146,121

	Twelve months ended September 30, 2023	Twelve months ended September 30, 2022
Ratios (%)
Based on GAAP[1]
Return on average equity	7.9	8.1
Based on Non-GAAP (core)
Return on average equity	8.3	8.1

1     Accounting principles generally accepted in the United States of America.
2     Legal, outside services and other are included in “Other operation and maintenance” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
3     Interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries Consolidated Statements of Income Data.
4     Current year composite statutory tax rate of 25.75% is used for Utility amounts.

Reconciliation of GAAP1 to non-GAAP Measures
American Savings Bank F.S.B.
Unaudited

(in thousands)	Three months ended September 30, 2023	Nine months ended September 30, 2023
Maui wildfire related costs
Pretax expenses:
Provision for credit losses[2]	$5,900	$5,900
Professional services expense[3]	1,300	1,300
Other expenses[4]	1,357	1,357
Pretax expenses	8,557	8,557
Income tax benefits[5]	(2,293)	(2,293)
After-tax expenses	$6,264	$6,264

ASB net income
GAAP (as reported)	$11,365	$50,131
Excluding expense related to Maui wildfire (after tax):
Provision for credit losses	4,319	4,319
Professional services expense	952	952
Other expenses	993	993
Maui wildfire related cost (after tax)	6,264	6,264
Non-GAAP (core) net income	$17,629	$56,395

	Three months ended September 30, 2023	Nine months ended September 30, 2023
Ratios (annualized %)
Based on GAAP[1]
Return on average assets	0.47	0.70
Return on average equity	9.19	13.62
Return on average tangible common equity	11.02	16.36
Efficiency ratio	72.30	69.69
Based on Non-GAAP (core)
Return on average assets	0.73	0.78
Return on average equity	14.25	15.32
Return on average tangible common equity	17.09	18.40
Efficiency ratio	68.89	68.56

1 Accounting principles generally accepted in the United States of America.
2     Provision for credit losses is included in “Provision for credit losses” on the ASB Statements of Income Data.
3     Professional services expenses are included in “Noninterest expense-Services” on the ASB Statements of Income Data.
4 Other expenses are included in “Noninterest expense-Other expense” on the ASB Statements of Income Data.
5 Current year composite statutory tax rate of 26.80% is used for ASB amounts.